Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Vertical Aerospace Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value $0.001 per share		(2)	(3)	(3)	---	---
	Equity	Preferred shares		(2)	(3)	(3)
	Other	Warrants		(2)	(3)	(3)	---	---
	Other	Rights		(2)	(3)	(3)	---	---
	Other	Units		(2)	(3)	(3)	---	---
	Unallocated (Universal Shelf)		457(o)			$200,000,000(4)	0.00015310	$30,620
	Total Offering Amounts					$200,000,000	0.00015310	$30,620
	Total Fees Previously Paid					---		---
	Total Fee Offsets					---		---
	Net Fee Due							$30,620

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, an indeterminate number of additional securities are registered hereunder to prevent dilution in connection with share splits, share dividends or similar transactions.
(2)	There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold from time to time at indeterminate prices, with an initial aggregate public offering price not to exceed $200,000,000. Separate consideration may or may not be received for securities that are issuable on exercise of warrants or rights registered hereby or that are issued in units registered hereby. To the extent that separate consideration is received for any such securities, the aggregate amount of such consideration will be included in the aggregate offering price of all securities sold. Any securities registered hereunder may be sold separately or as part of units, which may consist of any combination of the securities registered hereunder.
(3)	The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

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